UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2010 real estate associates limted II

(Exact name of Registrant as specified in its charter)

California	0-09782	95-3547609
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Real Estate Associates Limited II, a California limited partnership (the “Registrant”), owned a 98% limited partnership interest in Valebrook Associates, a Massachusetts limited partnership (“Valebrook”). Valebrook owns a 151-unit apartment complex located in Lawrence, Massachusetts. As previously disclosed, on April 21, 2010, the Registrant entered into an Assignment and Assumption Agreement (the “Agreement”) with a third party, Equity Resource Fund 2009 Limited Partnership, a Massachusetts limited partnership (the “Assignee”), relating to the assignment of the limited partnership interest held by the Registrant in Valebrook for a total price of $2,600,000. Pursuant to the terms of the Agreement, on May 28, 2010, the Registrant assigned its limited partnership interest in Valebrook to the Assignee and received proceeds of $2,600,000. The Registrant’s investment balance in Valebrook was zero at March 31, 2010.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s corporate general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, will be available to distribute to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED II

(a California limited partnership)

By:   National Partnership Investments Corp.

Corporate General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: June 4, 2010